UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2017

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Litigation Related to the FairPoint Merger

As previously reported on a Current Report on Form 8-K, filed on March 8, 2017, by Consolidated Communications Holdings, Inc. (“Consolidated”), on March 3, 2017, an alleged class action complaint was filed by a purported stockholder of Consolidated in the Court of Chancery of the State of Delaware captioned Vento v. Currey, et al. (Case No. 2017-0157) against the members of Consolidated’s board of directors (the “Delaware Action”). The Delaware Action relates to the Agreement and Plan of Merger, dated December 3, 2016, between Consolidated, Falcon Merger Sub, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Consolidated, and FairPoint Communications, Inc. (“FairPoint”) (as amended by the First Amendment to Agreement and Plan of Merger entered into as of January 20, 2017, the “Merger Agreement”). Among other things, the Delaware Action alleges that the members of Consolidated’s board of directors breached their fiduciary duties in connection with soliciting approval of Consolidated’s stockholders of the issuance of Consolidated’s common stock to stockholders of FairPoint in the merger (the “Merger”) contemplated by the Merger Agreement (the “Consolidated Stockholder Vote”) because Amendment No. 1 to the Registration Statement on Form S-4 filed by Consolidated on February 24, 2017, of which the joint proxy statement of Consolidated and FairPoint, which also constitutes a prospectus of Consolidated, filed by Consolidated with the SEC pursuant to Rule 424(b)(3) on February 24, 2017 (the “Joint Proxy Statement/Prospectus”) forms a part, failed to disclose allegedly material information relating to the retention, compensation and financial incentives of a financial advisor to Consolidated in connection with the proposed Merger.

On March 14, 2017, the plaintiff in the Delaware Action filed a motion for preliminary injunction to enjoin the Consolidated Stockholder Vote until such time as certain information concerning the financial interests of Consolidated’s financial advisor in the proposed Merger are fully disclosed.

On March 22, 2017, the Court of Chancery of the State of Delaware issued a letter decision stating that it will preliminarily enjoin the Consolidated Stockholder Vote (the “Injunction”) until five days after such time as Consolidated has supplemented its disclosures to include a clear and direct explanation of the amount of financing-related fees that Consolidated’s financial advisor, Morgan Stanley & Co. LLC, or any of its affiliates stands to receive in connection with the Merger if the Merger is consummated.

In response to the Injunction, in order to provide a clear and direct explanation of the amount of financing-related fees that Morgan Stanley & Co. LLC or any of its affiliates stands to receive in connection with the Merger, and to provide additional information to its stockholders, Consolidated has determined to supplement the Joint Proxy Statement/Prospectus as described in this Current Report on Form 8-K at a time and in a manner that would not cause any delay of the special meeting of Consolidated’s stockholders, which will be held on March 28, 2017, or the Merger.

Additional Disclosures

For the reasons described above, Consolidated is providing certain additional disclosure that is supplemental to the disclosures contained in the Joint Proxy Statement/Prospectus. This supplemental information should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety.

The following additional disclosure (changes marked with new text underlined and deleted text marked with strikethrough) amends and supplements the information provided in the Joint Proxy Statement/Prospectus:

THE MERGER – Opinion of Financial Advisor to Consolidated – General (page 83 of the Joint Proxy Statement/Prospectus)

The seventh (7th) paragraph under the heading “General” (page 84 of the Joint Proxy Statement/Prospectus) is revised as follows:

Under the terms of its engagement letter, Morgan Stanley provided the Consolidated Board with financial advisory services and a financial opinion described in this section and attached to this joint proxy statement/prospectus as Annex III in connection with the Merger and Consolidated has agreed to pay Morgan Stanley a transaction fee of $13 million, which is payable upon and is contingent upon the consummation of the Merger. Consolidated has also agreed to reimburse Morgan Stanley for its reasonable expenses incurred from time to time in connection with providing its professional services, including reasonable fees of outside counsel and other professional advisors incurred in performing its services. In addition, Consolidated has agreed to indemnify Morgan Stanley, its affiliates, its officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley's engagement. Morgan Stanley or one or more of its affiliates ~~is providing~~ committed to provide to Consolidated a portion of the financing required in connection with the Merger, for which Morgan Stanley will receive approximately $7.0 million of additional fees from Consolidated. In the two years prior to the date of Morgan Stanley's opinion, in addition to the services provided in connection with the Merger and the opinion, Morgan Stanley has provided financial advisory and financing services to Consolidated and its affiliates and received aggregate fees of between $3.0 million and $4.0 million in connection with such services. During the same period, Morgan Stanley has provided financing services to FairPoint and its affiliates, including as a lender and administrative agent with respect to FairPoint’s senior secured credit facilities, and received aggregate fees of less than $1.0 million in connection with such services. Morgan Stanley may seek to provide financial advisory and financing services to Consolidated and FairPoint and their affiliates in the future and would expect to receive fees for the rendering of those services.

Cautionary Note Regarding Forward-looking Statements

The Securities and Exchange Commission (the “SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, current expectations, plans, strategies, and anticipated financial results of Consolidated Communications Holdings, Inc. (the “Company”) and FairPoint Communications, Inc. (“FairPoint”), both separately and as a combined entity. There are a number of risks, uncertainties, and conditions that may cause the actual results of the Company and FairPoint, both separately and as a combined entity, to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include the timing and ability to complete the proposed acquisition of FairPoint by the Company, the expected benefits of the integration of the two companies and successful integration of FairPoint’s operations with those of the Company and realization of the synergies from the integration, as well as a number of factors related to the respective businesses of the Company and FairPoint, including economic and financial market conditions generally and economic conditions in the Company’s and FairPoint’s service areas; various risks to stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the current dividend policy; various risks to the price and volatility of the Company’s common stock; changes in the valuation of pension plan assets; the substantial amount of debt and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on its common stock; restrictions contained in the Company’s debt agreements that limit the discretion of management in operating the business; legal or regulatory proceedings or other matters that impact the timing or ability to complete the acquisition as contemplated, regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with the Company’s possible pursuit of acquisitions; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of the Company’s and FairPoint’s network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; liability and compliance costs regarding environmental regulations; the possibility of disruption from the integration of the two companies making it more difficult to maintain business and operational relationships; the possibility that the acquisition is not consummated, including, but not limited to, due to the failure to satisfy the closing conditions; the possibility that the merger or the acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and diversion of management’s attention from ongoing business operations and opportunities. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in the joint proxy statement of the Company and FairPoint, which also constitutes a prospectus of the Company, filed by the Company with the SEC pursuant to Rule 424(b)(3) on February 24, 2017 (the “Joint Proxy Statement/Prospectus”), and in the Company’s and FairPoint’s respective filings with the SEC, including the Annual Report on Form 10-K of the Company for the year ended December 31, 2016, which was filed with the SEC on March 1, 2017, under the heading “Item 1A—Risk Factors,” and the Annual Report on Form 10-K of FairPoint for the year ended December 31, 2016, which was filed with the SEC on March 6, 2017, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of the Company and FairPoint. Many of these circumstances are beyond the ability of the Company and FairPoint to control or predict. Moreover, forward-looking statements necessarily involve assumptions on the part of the Company and FairPoint. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and FairPoint, and their respective subsidiaries, both separately and as a combined entity to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on the respective behalf of the Company or FairPoint are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, each of the Company and FairPoint disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

Important Merger Information and Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, the Company and FairPoint have and will file relevant materials with the SEC. The Company and FairPoint have mailed the Joint Proxy Statement/Prospectus to their respective stockholders. Investors are urged to read the Joint Proxy Statement/Prospectus regarding the proposed transaction because it contains important information. The Joint Proxy Statement/Prospectus and other relevant documents that have been or will be filed by the Company and FairPoint with the SEC are or will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Consolidated Communications Holdings, Inc., 121 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or to FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202, Attention: Secretary.

The Company, FairPoint and certain of their respective directors, executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its definitive proxy statement, which was filed with the SEC on March 28, 2016. Information about the directors and executive officers of FairPoint is set forth in its definitive proxy statement, which was filed with the SEC on March 25, 2016, and in the Joint Proxy Statement/Prospectus. These documents can be obtained free of charge from the sources listed above. Investors may obtain additional information regarding the interests of such participants by reading the Joint Proxy Statement/Prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2017
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer